EX-99.1.f
AMENDMENT

Dated-”	December 21, 1998

To be Effective:	December 21.1998
TO
MUNICIPAL INCOME OPPORTUNITIES TRUST
DECLARATION OF TRUST
DATED
JUNE 21, 1988

EX-99.1.f
Amendment dated December 21,1998 to the Declaration of Trust
(the “Declaration”) of Municipal Income Opportunities Trust
(the “Trust”) dated June 21,1988
     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts and
     WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to “Morgan Stanley Dean Witter Municipal Income Opportunities Trust,” such change to be effective on December 21,1998,
NOW, THEREFORE:
     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:
“Section 1 1 Name. The name of the Trust created hereby is the Morgan Stanley Dean Witter Municipal Income Opportunities Trust and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.”
     2. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that that Subsection shall read in its entirety as follows:
Section 1.2 Definitions . . .

“(n) “Trust means the Morgan Stanley Dean Witter Municipal Income Opportunities Trust.”
     3. The Declaration is hereby amended to add a new Section 10 7 read in its entirety as follows!
“Section 10 7 Use of the name “Morgan Stanley Dean Witter ‘ Morgan Stanley Dean Witter & Co (“MSDW”) has consented to the use by the Trust of the identifying name “Morgan Stanley Dean Witter.” which is a property right of MSDW The Trust will only use the name “Morgan Stanley Dean Witter” as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name “Morgan Stanley Dean Witter” for any purpose. MSDW, or any corporate affiliate of MSDW, may use or grant to others the right to use the name “Morgan Stanley Dean Witter,” or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any

EX-99.1.f
commercial purpose, including a grant of such right to any other investment company. At the request of MSDW or any corporate affiliate of MSDW, the Trust will take such action as may be required to provide its consent to the use of the name “Morgan Stanley Dean Witter,” or any combination or abbreviation thereof, by MSDW or any corporate affiliate of MSDW, or by any person to whom MSDW or a corporate affiliate of MSDW shall have granted the right to such use. Upon the termination of any investment advisory agreement into which a corporate affiliate of MSDW and the Trust may enter, the Trust shall, upon request of MSDW or any corporate affiliate of MSDW, cease to use the name “Morgan Stanley Dean Witter” as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as pjrt of its n3me or for any other commercial purpose, and shall cause its officers, Trustees and Shareholders to take any and all actions which MSDW or any corporate affiliate of MSDW may request to effect the foregoing and to reconvey to MSDW any and all rights to such name.”
     4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
     5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one dnd the same document.

EX-99.1.f
IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 21st day of December, 1998.

/s/ Michael Bozic	/s/ Manuel H. Johnson
Michael Bozic, as Trustee	Manuel H. Johnson, as Trustee
and not individually	and not individually
c/o Levitz Furniture Corp.	c/o Johnson Smick International Inc.
6111 Broken Sound parkway, NW	1133 Connecticut Avenue, NW
Boca Raton, FL 33487	Washington, D.C. 20036

/s/ Charles A. Fiumefreddo	/s/ Michael E. Nugent
Charles A. Fiumefreddo, as Trustee	Michael E. Nugent, as Trustee
and not individually	and not individually
Two World Trade Center	237 Park Avenue
New York, NY 10048	New York, NY 10017

/s/ Edwin J. Garn	/s/ Philip J. Purcell
Edwin J. Garn, as Trustee	Philip J. Purcell, as Trustee
and not individually	and not individually
c/o Huntsman Corporation	1585 Broadway
500 Huntsman Way	New York, NY 10036
Salt Lake City, Utah 84111

/s/ John R. Haire	/s/ John L. Schroeder
John R. Haire, as Trustee	John L. Schroeder, as Trustee
and not individually	and not individually
Two World Trade Center	c/o Gordon Altman Butowsky Weitzen
New York, NY 10048	Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY 10036

/s/ Wayne E. Hedien
Wayne E. Hedien, as Trustee
and not individually
c/o Gordon Altman Butowsky Weitzen
Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY 10036